Wichita River Oil Corporation
                             3500 N.  Causeway Blvd., Suite 410
                                   Metairie, Louisiana 70002

                           Notice of Annual Meeting of Shareholders
                                         To Be Held
                                        June 11, 1996


To the Shareholders of Wichita River Oil Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders of Wichita River Oil Corporation (the "Company") to be held at the Company's office located at 3500 N. Causeway Blvd., Suite 410, Metairie, Louisiana 70002, on Tuesday, June 11, 1996 at 11:00 a.m. CDT. The shareholders will be asked to vote on the following proposals:


         1.	The election of two directors to serve until the 1999
            Annual Meeting of Shareholders and until each director's respective successor is elected and qualified.

         2.	Approval of the appointment of Arthur Andersen LLP,
            independent public accountants, as the Company's auditors for the ensuing year.


Your Board urges you to vote FOR the proposals. The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the meeting are to receive the reports of officers (without taking any action thereon) and to transact such other business as may properly come before the meeting.

All shareholders of record as of the close of business on April 19, 1996, are entitled to notice of and to vote at the meeting. At least one-third of the outstanding shares of the Company must be present at the meeting or represented by proxy to constitute a quorum.

The Board of Directors and management sincerely desire your presence at the meeting. Even if you expect to attend the meeting, you are requested to sign, date and return the accompanying proxy. If you attend the meeting after having returned the accompanying proxy, you may revoke your proxy and vote in person.

Thank you for attending to this matter and for your support.


                                                   Williain E. Logan
                                                   Secretary

April 24, 1996

                             Wichita River Oil Corporation
                          3500 N.  Causeway Blvd., Suite 410
                              Metairie, Louisiana 70002

                                     Proxy Statement

                        Solicitation and Revocability of Proxies

This Proxy Statement is furnished by the Board of Directors of Wichita River Oil Corporation (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, June 11, 1996, at 11:00 a.m. and at any adjournment thereof. The shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, said shares will be voted in favor of the proposals set forth in the notice attached hereto. The form of proxy also confers discretionary authority with respect to amendments or variations to matters identified in the notice of meeting and any other matters which may properly come before the meeting.

A shareholder who has given a proxy may revoke it as to any motion on which a vote has not already been taken by signing a proxy bearing a later date, or by a written notice delivered to the Secretary of the Company at the offices of the Company, 3500 N. Causeway Blvd., Suite 410, Metairie, Louisiana 70002, at any time up to the meeting or any adjournment thereof, or by attending the Annual Meeting and by voting in person.

The cost of solicitation of these proxies will be paid by the Company, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to and solicitation of proxies from the beneficial owners of shares held of record by such persons. The Company anticipates that the costs it will incur in solicitation will be approximately $1,000. It is anticipated that the solicitation will be primarily by mail commencing on or about April 24, 1996, but proxies also may be solicited in person or by telephone by employees of the Company.

                             Voting Securities

All shareholders of record as of the close of business on April 19, 1996, are entitled to notice of and to vote at the meeting. Provided that a complete and executed form of proxy shall have been delivered to the Company prior to the meeting, any person may attend and vote that number of shares for which he holds a proxy. On April 15, 1996, the Company had 7,974,000 shares of common stock, $0.01 par value per share ("Common Stock"), outstanding. The Common Stock is the only class of voting securities of cumulative voting.

The presence, in person or by proxy of holders of the Common Stock representing not less than one-third of the outstanding shares of Common Stock on April 19, 1996, the record date, shall constitute a quorum. The affirmative vote of a majority of the shares of Common Stock present at the meeting, if a quorum is present, is necessary for the approval of each matter of business properly brought before the meeting.

However, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, meaning that the nominees with the largest number of votes will be elected as directors. In certain circumstances, a shareholder will be considered to be present at the meeting for quorum purposes but will not be deemed to have cast a vote on a matter. Such circumstances exist when a shareholder is present but specifically abstains from voting on a matter or when shares are represented at the meeting by a proxy conferring authority to vote only on certain matters as in the case of broker non-votes. In conformity with Delaware law and the Company's By-Laws, shares abstaining from voting or not voted on certain matters, including broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter. Under Delaware law and under the Company's certificate of incorporation, each share of Common Stock entities a shareholder to one vote.

                               Certain Beneficial Owners

The following table sets forth certain information as of April 15, 1996, regarding the beneficial ownership of the Common Stock with respect to
(i) each person known by the company to be the beneficial owner of more than five percent of the Company's outstanding voting securities, (ii) the four executive officers of the Company named in the Executive Compensation section and (iii) the Company's directors and officers as a group.

   	Name and Address of	         Amount and Nature of	                Percent of
	   Beneficial Owner	             Beneficial Ownership	                Class

    	Michael L. McDonald	                 460,000   a                  	5.4%
      	3500 N. Causeway Blvd.
	      Metairie, Louisiana 70002

     Donald V. Hebert	                      70,800	  b                  	0.8%

    	James P. McGinnis	                     36,000 	 c                  	0.4%

    	William E. Logan	                      34,500	  d	                  0.4%

    	Directors and officers as a group	   1,015,738	 e	                 11.9%

<F1>
                a.	Includes 360,000 shares owned by family members, the
                   beneficial ownership of which is hereby disclaimed.
                b. Includes 4,800 shares underlying exercisable stock
                   options and 66,000 shares underlying Common Stock purchase warrants exercisable within sixty days.
                c. Includes 16,000 shares underlying Common Stock
                   purchase warrants exercisable within sixty days.
                d.	Includes 16,000 shares underlying exercisable stock
                   options and 16,000 shares underlying Common Stock purchase warrants exercisable within sixty days.
                e.	Includes 24,000 shares underlying exercisable stock
                   options and 98,000 shares underlying Common Stock purchase warrants exercisable within sixty days.


                               Election of Directors

Proposal 1: The board of Directors of the Company urges you to vote FOR the nominees for the Board of Directors described below. Proxies will be so voted unless shareholders specify otherwise in their proxies.

The Board of Directors presently consists of six members divided into three classes. Directors of the Company generally serve for a term of three years and until their successors are duly elected and qualified, or until their death, resignation or removal. Although the Board of Directors of the Company does not contemplate that the nominees will be unable to serve, if such situation should arise, the appointed proxies will use their discretionary authority provided in the proxy and vote for a substitute designated by the Board of Directors in accordance with their best judgement. The Board of Directors has no reason to believe that any substitute nominees will be required.

All persons listed below are members of the present Board of Directors and have consented in writing to be named in this Proxy Statement and to serve as a director, if elected. The following table sets forth certain additional information with respect to each of the directors as of April 15, 1996.

 		                   	     Position with the       Amount and Nature of	    Percent of	     Year First Became
	    Name	         Age	          Company	           Beneficial Ownership    	Class	a            Director

Class I.- Nominees for Election to the Board of directors for a Three-Year Term Expiring in 1999
Michael L. McDonald 	49	     Chairman, President           460,000 	a	          5.4%	           1987
                           		  	and Director

Hugo A. Ruiz	         62	         Director	                  66,738	b           0.8%	           1989

Class III.- Member of the Board of directors Continuing in Office Until 1998
James M. Blane        	64	         Director                  	23,500	           0.3%	           1987

George H. Burmann	     37	         Director	                  20,500	           0.2%	           1994

Richard H. Mandel	     66          Director                  	20,500	           0.2%	           1994

Class II.- Member of the Board of directors Continuing in Office Until 1997
Ronald D. Jeancon      75          Director                  283,200   c        3.3%            1989

     a.	Includes 360,000 shares owned by family members, the beneficial ownership of which is hereby disclaimed.
     b. Includes 6,976 shares Mr. Ruiz holds as custodian for family members.
     c.	Includes 3,200 shares underlying exercisable stock options
        exercisable within sixty days.


Michael L. McDonald has been Chairman of the Board of Directors and President of the Company since March 1990. From November 1987 until August 1990,
Mr. McDonald also served as Chairman and President of WRO-Virginia Corporation ("WRO-VA"), a predecessor of the Company. Prior to 1987, Mr. McDonald served as President and Director of Fountain Oil & Gas, Inc., Diablo Oil Company,
KEE Exploration, Inc. and Sierra Exploration Company, all oil and gas companies which merged with and into WRO-VA in late 1987. Mr. McDonald holds BA and MBA degrees from the University of Alabama.

Hugo A. Ruiz has been a Director of the Company since its inception in October 1989. For more than five years prior to the merger of Equitable Petroleum Corporation ("Equitable") with a subsidiary of the Company in March 1990, Mr. Ruiz served as a Director of Equitable. Mr. Ruiz has held various offices, including that of President with banks domiciled in Puerto Rico and Spain.

James M. Blane has been a Director of the Company since March 1990. From November 1987 until August 1990, Mr. Blane served as a Director of WRO-VA, a predecessor of the Company. From 1983 until December 1987, Mr. Blane also served as a Director and officer of Fountain Oil & Gas, Inc., a company which was merged with WRO-VA in late 1987. Mr. Blane is a consultant in oil field environmental and safety procedures.

George H. Burmann has been a Director of the Company since July 1994. Mr. Burmann, who has been a stockbroker since 1984, opened his own brokerage firm during 1992 in Orlando, Florida. Mr. Burmann was a broker at Corporate Securities Group, Inc., from 1990 until 1992, a member of NASD, SIPC, and NYSE.

Richard H. Mandel has been a Director of the Company since July 1994. Mr. Mandel has been an independent operator and consultant in the energy field since 1984. Prior to 1984, Mr. Mandel served as President of American Western Energy and Universal Drilling. Mr. Mandel holds a petroleum engineering degree from the Colorado School of Mines and an MBA from Columbia University.

Ronald D. Jeancon has been a Director of the Company since its inception in October 1989. For more than five years prior to the merger of Equitable with a subsidiary of the Company in March 1990, Mr. Jeancon served as a Director and Secretary of Equitable. Mr. Jeancon is active as a private investor in corporate securities, real estate and oil and gas.

                     The Board of Directors and Its Committees

The Board of Directors met three times during 1995, during which each incumbent director of the Company attended 75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board on which he served.

The Audit Committee is comprised of three directors, Messrs. Blane, Jeancon and Ruiz. The Audit Committee's functions include recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the audit engagement, approving professional services provided by independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee met once during 1995. The Board of Directors does not have a Nominating Committee or a Compensationn Committee.

                              Compensation of Directors

During 1995 and currently, the Company does not compensate directors. Directors who are officers do not receive compensation for their services as a director. In 1994 Messers. Burinann and Mandel each received 20,500 warrants in accordance with the Company's warrant plan. See "Warrant Plan."


                                     Executive Officers

Set forth below are the names, positions and ages of the executive officers of the Company.

                    	Name	               Position                   	  Age
           	Michael L. McDonald  	Chairman, President and Director	     49
           	Donald V. Hebert     	Vice President, Operations           	69
           	James P. McGinnis	    Vice President, Controller           	54
           	William E. Logan	     Secretary and Treasurer              	43

Michael L. McDonald is described in the Director's biographical information on page three of this document.

Donald V. Hebert was Vice President, Operations of Equitable and was President of one of Equitable's subsidiaries prior to Equitable's merger with a subsidiary of the Company in March 1990. Mr. Hebert holds a BS degree in Geology from the University of Southwestern Louisiana.

James P. McGinnis served in various capacities with various predecessor companies until the mergers in March 1990, at which time he began serving as Controller of the Company. Mr. McGinnis is a Certified Public Accountant and holds a BS degree in Accounting from the University of Tennessee.

William E. Logan served in various capacities with Equitable prior to Equitable's merger with a subsidiary of the Company in March 1990, at which time he began serving as Treasurer of the Company. Mr. Logan holds a BS degree in Accounting from Villanova University.


                            Executive Compensation

The following tables set forth certain information for each of the three years ended December 3l, 1995, with respect to each of the four most highly compensated executive officers of the Company whose cash compensation exceeded $60,000 during such year.

                            Summary Compensation Table
                                            	Long-Term     	Compensation
                                   Annual      Stock	         All Other
	Name and Position	      Year	     Salary  	  Warrants     	Compensation(*)
	Michael L. McDonald	    1995	     $360,000      --                --
	     President	         1994	     $360,000	     --	               --
                        	1993     	$360,000	    21,000          	$11,813

	Donald V. Hebert	       1995	     $108,000      --                	--
      Vice President    	1994     	$108,000      --                 --
                        	1993     	$108,000    	 1,000            	$563

	James P. McGinnis	      1995      $102,000	      --                	--
	     Vice President -   1994      $102,000       --                 --
        Controller	      1993      $102,000       --                 --

	William E. Logan	       1995      	$96,000      	--	                --
      Secretary and      1994      	$96,000      	--                	--
      Treasurer        		1993	      $96,000      	1,000	            $563


(*) Represents the difference between exercise price of warrants issued and the market price of common stock on date of grant.

Warrant Plan
By resolution of the Board of Directors at a meeting held on November 13, 1991, the Company adopted an unwritten plan (as amendedby resolution of the Board of Directors on February 16,1993 andaugust 24,1994, the "Plan") providing for the grant and issuance of up to 300,000 warrants ("Warrants") each for the purchase of one share of Common Stock.

All Warrants granted and issued under the Plan are exercisable at $1.25 per share on the terms provided in an agreement and certificate evidencing such Warrants; provided that no Warrants shall be exercisable after 5:00 p.m., Eastern time, on November 14, 1996. All Directors, officers and employees are eligible to receive grants under the Plan. Under the Plan, directors, non-director officers and employees are categorized into tier levels based on a number of factors, including title, compensation level and length of service.

Option Plan

In December of 1988, Equitable's Board of Directors authorized options (the "Options") to purchase 59,500 shares of Equitable common stock under an option plan (the "Option Plan") under which certain of Equitable's key employees were granted options to buy Equitable common stock.

In March of 1990, when Equitable was merged into the Company (the "Merger"), the Options were converted on the basis of 1.6 shares of Company common stock for each share of Equitable common stock. After adjustment due to the Merger, the Option Plan provides that the options are exercisable at $1.5625 per share, have a ten-year term and expire upon an employee leaving the Company's employment.

Under the Option Plan, Messers. Hebert and Logan were granted 4,800 and 16,000 (after adjustment for the Merger) Options, respectively, on December 30, 1988.

The following table provides information with respect to the named executive officers concerning the number of unexercised Warrants and Options held as of December 31, 1995.


                         Year-End 1995 Warrants / Options Values

                              No.  Shares     - - Unexercised Warrants/Options At Year-End - -
                              Common Stock            Number of Shares      Value of Warrants/Options
                              Acquired        Underlying Warrants/Options    at Fiscal Year End
         	Name	               on Exercise    	Exercisable	Unexercisable	  Exercisable	Unexercisable
	Donald V. Hebert	  Warrants	    --      	       66,000	       -0-	       $   -0-   	$   -0-
		                  Options	     --              	4,800	       -0-	       $   -0-	   $   -0-
	James P. McGinnis 	Warrants		   --              16,000	       -0-       	$   -0-    $   -0-
	William E. Logan	  Warrants		   --              16,000	       -0-       	$   -0-	   $   -0-
                  		Options      --            		16,000       	-0-       	$   -0-	   $   -0-

                                Appointment of Auditors

Proposal 2: The board of Directors has unanimously approved and urges you to vote FOR the approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants to serve untfl the next Annual Meeting of Shareholders.

The Board of Directors recommends the appointment of Arthur Andersen LLP as independent public accountants and auditors for the Company for the year ending December 31, 1996. Arthur Andersen LLP has served in such capacity since 1988 and is familiar with the Company's affairs and financial procedures.

Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make statements, if they desire to do so, and to respond to appropriate questions from those shareholders attending the meeting.

                              Shareholder Proposals

Shareholder proposals to be presented at the next Annual Meeting of Shareholders must be in writing and received at the Company's principal executive offices by the Secretary of the Company no later than December 16, 1996 in order to be included in the next year's Proxy Statement.

                                    Annual Report

The annual report to stockholders, including consolidated financial statements, accompanies this Proxy Statement.

                            Section 16 Filings Disclosure

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent beneficial owners are required by Commission regulation to furnish the Company with copies of all
Section  16(a) forms they file.

To the Company's knowledge, based solely on review of the Company's copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 3l, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                    Other Business

The Board of Directors of the Company knows of no matters expected to be presented at the Annual Meeting other than those described above; however, if other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgement on such matters.


                                      By Order of the Board of Directors

                                                William E. Logan
                                                Secretary
April 24, 1996